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                                                                   EXHIBIT N(13)

May 18, 2005

Connecticut General Life Insurance Company
CG Variable Life Insurance Separate Account A
900 Cottage Grove Road
Bloomfield, Connecticut 06152

Re:     Registration No. 33-60967

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Experts" in the Prospectus contained in Post-Effective Amendment No. 13 to the Registration Statement on Form N-6 (File No. 33-60967) for CG Variable Life Insurance Separate Account A filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                          Very truly yours,

                                          /s/

                                          Morgan Lewis & Bockius LLP